Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on May 1, 2009

Burr Ridge, Illinois – (April 27, 2009) BankFinancial Corporation (Nasdaq – BFIN) will review first quarter 2009 results in a conference call and webcast for stockholders and analysts on Friday, May 1, 2009 at 9:30 a.m. Central Daylight Time (CDT).

The conference call may be accessed by calling (866) 578-5747 and using participant passcode 11870468. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CDT May 15, 2009 on our website. Copies of BankFinancial Corporation’s First Quarter 2009 Financial Review and our Earnings Release are scheduled to be available on our website, under the “Stockholder Information” section on April 29, 2009.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At December 31, 2008, BankFinancial Corporation had total assets of $1.555 billion, total loans of $1.268 billion, total deposits of $1.070 billion and stockholders’ equity of $267 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company’s web site.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan	Gregg T. Adams
Senior Vice President – Controller	Executive Vice President – Marketing & Sales
BankFinancial Corporation	BankFinancial F.S.B.
Telephone: 630-242-7151	Telephone: 630-242-7234